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                                                                      EXHIBIT 21

             DIRECT AND INDIRECT SUBSIDIARIES OF AMIS HOLDINGS, INC.

SUBSIDIARY NAME                                      PLACE OF FORMATION
---------------                                      ------------------
AMI Acquisition II LLC                               Delaware

AMI Acquisition LLC                                  Delaware

AMI Semiconductor Asia Limited                       Hong Kong

AMI Semiconductor Belgium BVBA                       Belgium

AMI Semiconductor Czech s.r.o.                       Czech Republic

AMI Semiconductor GmbH                               Germany

AMI Semiconductor, Inc.                              Delaware

AMI Semiconductor Japan Co. Ltd.                     Japan

AMI Semiconductor Leasing BVBA                       Belgium

AMI Semiconductor Netherlands BV                     Netherlands

AMI Semiconductor Philippines, Inc.                  Philippines

Emma Mixed Signal C.V.                               Netherlands

Focus Semiconductor, Inc.                            Pennsylvania


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